EXHIBIT 99

MBT Financial Corp. Announces Second Quarter 2013 Profit

MONROE, Mich., July 25, 2013 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a net profit of $1,496,000, or $0.08 per share (basic and diluted), in the second quarter of 2013, compared to the profit of $253,000, or $0.01 per share (basic and diluted) in the second quarter of 2012. Net profit for the six months ended June 30, 2013 was $2,610,000, or $0.15 per share (basic and diluted), compared to $1,470,000, or $0.08 per share (basic and diluted) for the first six months of 2012.

The net interest margin decreased from 3.15% in the second quarter of 2012 to 2.92% in the second quarter of 2013. However, the margin increased from 2.82% in the first quarter of 2013 as the Bank retired $95 million in high cost non-deposit funding during the quarter. Due to low loan demand and a desire to maintain a high level of liquidity, the Bank continues to hold a large portion of its earning assets in low yielding short term investments. This balance sheet structure, coupled with the prolonged low interest rate environment, caused the decrease in the net interest margin. Average earning assets decreased $12.7 million compared to the second quarter of 2012, which, along with the decrease in the net interest margin, resulted in a decrease of $695,000, or 7.9% in the net interest income. Net interest income was flat on a linked quarter basis.

The provision for loan losses decreased from $1.05 million in the second quarter of 2012 to $0.4 million in the second quarter of 2013 and the net charge offs decreased from $2.0 million to $1.1 million. The improvement in loan quality over the past year allowed us to reduce the Allowance for Loan and Lease Losses $2.3 million, lowering the ALLL from 2.91% of loans at the end of the second quarter of 2012 to what remains a robust 2.79% as of June 30, 2013.

Noninterest income increased $425,000, or 11.9%. Income from wealth management services increased 30.6% due to an increase in assets managed and market appreciation, and other non interest income increased 11.0% due to various other commissions and fees.

Total noninterest expenses increased $560,000, or 5.8% compared to the second quarter of 2012. The increase in expenses was mainly due to higher losses on sales and writedowns of Other Real Estate Owned (OREO). The Bank sold a large number of OREO properties at an auction in the second quarter of 2013, causing an increase of $517,000 compared to OREO losses in the second quarter of 2012, but contributing to the $146,000, or 33.3% decrease in OREO carrying costs.

The Company remains in the process of an Internal Revenue Service audit for its 2007 through 2010 tax years. During the second quarter of 2012 we recorded a federal income tax expense to reflect the amount of a settlement that we offered to the IRS early in the third quarter of 2012. While we cannot predict the outcome of the IRS audit, or any appeal we may pursue as a result of an IRS assessment from the audit, we are optimistic that a settlement agreement will be reached without the need to record significant additional tax expense.

Total assets of the company decreased $105.9 million compared to December 31, 2012. Cash and investment securities decreased $95.8 million as the Bank used cash and proceeds from investment maturities and sales to retire $95 million of maturing Federal Home Loan Bank borrowings. Total loans held for investment decreased $11.9 million since the end of 2012 as some large problem credits paid off or were liquidated and loan demand continues to slowly recover. Capital decreased $4.5 million since the end of last year as the year to date profit of $2.6 million and the private placement of $1.7 million of common stock were offset by the $8.9 million increase in the Accumulated Other Comprehensive Loss (AOCL). The AOCL increased due to the unrealized loss on investment securities that are classified as available for sale. This market value adjustment is not included in regulatory capital ratios under current rules, and our Tier 1 Leverage ratio increased from 6.38% as of December 31, 2012 to 6.86% as of June 30, 2013. Even though total book capital decreased during the first six months of 2013, assets also decreased, and the ratio of equity to assets increased from 6.59% at the end of 2012 to 6.80% at June 30, 2013. The Bank remains adequately capitalized as measured by applicable regulatory standards. The company’s liquidity position remained very strong following the use of cash and investments to pay off maturing debt, with cash and investments only decreasing from 43.0% of assets at the end of 2012 to 38.6% at June 30, 2013.

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Economic conditions in southeast Michigan continue to slowly improve, and this quarter we experienced a significant improvement in problem assets. During the second quarter of 2013, non performing loans decreased $5.2 million, or 7.5%, Other Real Estate Owned decreased $3.7 million, or 24.4%, and problem loans still performing decreased $0.9 million, or 2.5%. Total problem assets, which include nonperforming assets and problem loans that are still performing, decreased $9.8 million, or 7.8% compared to March 31, 2013 and $11.1 million, or 8.7% compared to a year ago.

H. Douglas Chaffin, President and CEO, commented, “We are pleased to report another profit and considerable improvement in most asset quality metrics this quarter. As the economic conditions continue to improve, we expect to see an improvement in loan demand. New loan activity did improve in the second quarter, however, the resolution of some large problem credit relationships exceeded the new loan activity, resulting in a small decrease in total loans during the quarter. Our existing commercial loan pipeline remains strong compared to a year ago, and when loan growth resumes it will help our net interest margin and net interest income improve also. We continue to have a solid deposit base, a very liquid balance sheet, and adequate capital, so we are well positioned for increased lending activity.”

Mr. Chaffin concluded, “Local and national economic indicators continue to improve, but we are cautiously monitoring the recent signs of relative strength in the local and regional recovery. While we remain concerned about the effect of global and national issues on our local economy, we are optimistic that our progress will continue through the second half of 2013 and into 2014. We will continue to focus our efforts on improving asset quality, maintaining liquidity, seeking new sources of revenue and capital, and controlling expenses. Our current environment still presents challenges, but we remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the second quarter results on Friday, July 26, 2013, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (888) 317-6016. The toll free number for callers in Canada is (855) 669-9657 and international callers can access the call at (412) 317-6016. The event will be archived on the Company’s web site and available for twelve months following the call.

We encourage participants to pre-register for the conference call using the following link. Callers who pre-register will be given a unique PIN to gain immediate access to the call, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time. You will immediately receive an online confirmation, an email, and a calendar invitation for the event. To pre-register, go to: http://services.choruscall.com/DiamondPassRegistration/register?confirmationNumber=10030440&linkSecurityString=255dc5e400

About the Company

MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, Monroe Bank & Trust (MBT) is one of the largest independently owned community banks in Southeast Michigan. With over $1 billion in assets, MBT is a full-service bank, offering a complete range of business and personal accounts, credit and mortgage options, investment and retirement services and award-winning financial literacy outreach. MBT’s Wealth Management Group (WMG) is one of the largest and most respected in Michigan. The WMG has been listed as a Top Money Management firm for assets under management by Crain’s Detroit Business. With 24 offices, 46 ATMs, convenient mobile and online banking, a robust Web and social media presence and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience. Visit MBT’s web site at www.mbandt.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

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MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2013 2nd Qtr	2013 1st Qtr	2012 4th Qtr	2012 3rd Qtr	2012 2nd Qtr	2013	2012

EARNINGS
Net interest income	$8,089	$8,044	$8,316	$8,621	$8,784	$16,133	$17,712
FTE Net interest income	$8,226	$8,185	$8,456	$8,766	$8,936	$16,411	$18,041
Provision for loan and lease losses	$400	$1,500	$2,500	$1,550	$1,050	$1,900	$3,300
Non interest income	$3,989	$3,988	$4,173	$4,023	$3,564	$7,977	$8,241
Non interest expense	$10,182	$9,418	$9,371	$9,689	$9,622	$19,600	$19,634
Net income	$1,496	$1,114	$5,687	$1,388	$253	$2,610	$1,470
Basic earnings per share	$0.08	$0.06	$0.33	$0.08	$0.01	$0.15	$0.08
Diluted earnings per share	$0.08	$0.06	$0.33	$0.08	$0.01	$0.15	$0.08
Average shares outstanding	17,906,085	17,516,382	17,385,761	17,321,337	17,315,696	17,712,310	17,310,239
Average diluted shares outstanding	18,166,220	17,746,355	17,452,206	17,402,653	17,382,419	17,958,569	17,340,291

PERFORMANCE RATIOS
Return on average assets	0.49%	0.35%	1.81%	0.45%	0.08%	0.42%	0.24%
Return on average common equity	6.95%	5.32%	28.30%	7.09%	1.33%	6.14%	3.86%
Base Margin	2.83%	2.74%	2.84%	2.94%	3.06%	2.79%	3.08%
FTE Adjustment	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%	0.06%
Loan Fees	0.04%	0.03%	0.03%	0.06%	0.04%	0.04%	0.04%
FTE Net Interest Margin	2.92%	2.82%	2.92%	3.05%	3.15%	2.88%	3.18%
Efficiency ratio	75.57%	74.43%	70.69%	69.72%	68.86%	75.00%	70.97%
Full-time equivalent employees	364	367	357	352	348	365	349

CAPITAL
Average equity to average assets	7.08%	6.67%	6.41%	6.28%	6.21%	6.87%	6.18%
Book value per share	$4.42	$4.80	$4.80	$4.57	$4.43	$4.42	$4.43
Cash dividend per share	$-	$-	$-	$-	$-	$-	$-

ASSET QUALITY
Loan Charge-Offs	$1,673	$1,587	$4,658	$2,156	$2,369	$3,260	$5,201
Loan Recoveries	$569	$687	$334	$243	$324	$1,256	$522
Net Charge-Offs	$1,104	$900	$4,324	$1,913	$2,045	$2,004	$4,679
Allowance for loan and lease losses	$17,195	$17,899	$17,299	$19,123	$19,486	$17,195	$19,486
Nonaccrual Loans	$32,051	$31,558	$31,343	$44,422	$40,139	$32,051	$40,139
Loans 90 days past due	$12	$314	$1	$138	$2	$12	$2
Restructured loans	$32,192	$37,581	$38,460	$28,184	$26,134	$32,192	$26,134
Total non performing loans	$64,255	$69,453	$69,804	$72,744	$66,275	$64,255	$66,275
Other real estate owned & other assets	$11,469	$15,177	$14,294	$13,784	$12,777	$11,469	$12,777
Nonaccrual Investment Securities	$3,144	$3,045	$3,045	$2,916	$2,829	$3,144	$2,829
Total non performing assets	$78,868	$87,675	$87,143	$89,444	$81,881	$78,868	$81,881
Problem Loans Still Performing	$36,867	$37,815	$38,086	$42,359	$44,918	$36,867	$44,918
Total Problem Assets	$115,735	$125,490	$125,229	$131,803	$126,799	$115,735	$126,799
Net loan charge-offs to average loans	0.72%	0.59%	2.69%	1.15%	1.23%	0.65%	1.40%
Allowance for loan losses to total loans	2.79%	2.90%	2.75%	2.94%	2.91%	2.79%	2.91%
Non performing loans to gross loans	10.43%	11.26%	11.10%	11.17%	9.91%	10.43%	9.91%
Non performing assets to total assets	6.78%	6.82%	6.87%	7.24%	6.63%	6.78%	6.63%
Allowance to non performing loans	26.76%	25.77%	24.78%	26.29%	29.40%	26.76%	29.40%

END OF PERIOD BALANCES
Loans and leases	$615,828	$616,805	$628,769	$651,218	$668,604	$615,828	$668,604
Total earning assets	$1,057,862	$1,188,905	$1,167,318	$1,138,424	$1,138,191	$1,057,862	$1,138,191
Total assets	$1,162,672	$1,286,146	$1,268,595	$1,236,064	$1,235,271	$1,162,672	$1,235,271
Deposits	$1,040,860	$1,062,465	$1,048,830	$1,020,410	$1,017,502	$1,040,860	$1,017,502
Interest Bearing Liabilities	$881,584	$998,380	$987,949	$974,097	$976,218	$881,584	$976,218
Shareholders' equity	$79,075	$85,949	$83,574	$79,098	$76,784	$79,075	$76,784
Total Shares Outstanding	17,909,898	17,903,656	17,396,179	17,324,063	17,318,153	17,909,898	17,318,153

AVERAGE BALANCES
Loans and leases	$617,978	$622,437	$640,558	$660,901	$668,632	$620,197	$670,768
Total earning assets	$1,127,714	$1,178,554	$1,154,384	$1,144,823	$1,140,410	$1,152,994	$1,143,134
Total assets	$1,219,133	$1,274,201	$1,247,128	$1,240,752	$1,234,984	$1,246,515	$1,238,990
Deposits	$1,044,412	$1,057,395	$1,030,677	$1,025,730	$1,019,305	$1,050,868	$1,023,402
Interest Bearing Liabilities	$937,639	$995,213	$972,104	$979,494	$980,007	$966,268	$986,859
Shareholders' equity	$86,350	$84,975	$79,940	$77,884	$76,637	$85,665	$76,631

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MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

	Quarter Ended June 30,		Six Months Ended June 30,
Dollars in thousands (except per share data)	2013	2012	2013	2012

Interest Income
Interest and fees on loans	$7,599	$8,938	$15,501	$18,077
Interest on investment securities-
Tax-exempt	310	355	633	735
Taxable	1,795	1,995	3,562	4,129
Interest on balances due from banks	37	46	106	89
Total interest income	9,741	11,334	19,802	23,030

Interest Expense
Interest on deposits	1,115	1,637	2,328	3,476
Interest on borrowed funds	537	913	1,341	1,842
Total interest expense	1,652	2,550	3,669	5,318

Net Interest Income	8,089	8,784	16,133	17,712
Provision For Loan Losses	400	1,050	1,900	3,300
Net Interest Income After
Provision For Loan Losses	7,689	7,734	14,233	14,412

Other Income
Income from wealth management services	1,081	828	2,178	1,796
Service charges and other fees	1,058	1,125	2,100	2,215
Net gain on sales of securities	154	40	164	1,140
Origination fees on mortgage loans sold	184	204	473	326
Bank Owned Life Insurance income	364	333	754	703
Other	1,148	1,034	2,308	2,061
Total other income	3,989	3,564	7,977	8,241

Other Expenses
Salaries and employee benefits	5,214	4,953	10,537	10,059
Occupancy expense	722	626	1,409	1,351
Equipment expense	674	746	1,374	1,549
Marketing expense	205	175	368	373
Professional fees	550	524	1,051	1,112
Collection expense	56	98	102	160
Net loss on other real estate owned	747	230	707	499
Other real estate owned expense	293	439	667	908
FDIC deposit insurance assessment	694	694	1,383	1,373
Other	1,027	1,137	2,002	2,250
Total other expenses	10,182	9,622	19,600	19,634

Profit Before Income Taxes	1,496	1,676	2,610	3,019
Income Tax Expense	-	1,423	-	1,549
Net Profit	$1,496	$253	$2,610	$1,470
Basic Earnings Per Common Share	$0.08	$0.01	$0.15	$0.08
Diluted Earnings Per Common Share	$0.08	$0.01	$0.15	$0.08
Dividends Declared Per Common Share	$-	$-	$-	$-

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MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31,
Dollars in thousands	(Unaudited)	2012
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$17,852	$17,116
Interest bearing	17,632	95,391
Total cash and cash equivalents	35,484	112,507

Securities - Held to Maturity	36,719	38,786
Securities - Available for Sale	377,078	393,767
Federal Home Loan Bank stock - at cost	10,605	10,605
Loans held for sale	457	1,520
Loans	615,371	627,249
Allowance for Loan Losses	(17,195)	(17,299)
Loans - Net	598,176	609,950

Accrued interest receivable and other assets	15,392	10,037
Other Real Estate Owned	11,438	14,262
Bank Owned Life Insurance	49,780	49,111
Premises and Equipment - Net	27,543	28,050
Total assets	$1,162,672	$1,268,595

Liabilities
Deposits:
Non-interest bearing	$186,276	$183,016
Interest-bearing	854,584	865,814
Total deposits	1,040,860	1,048,830
Federal Home Loan Bank advances	12,000	107,000
Repurchase agreements	15,000	15,000
Accrued interest payable and other liabilities	15,737	14,191
Total liabilities	1,083,597	1,185,021

Shareholders' Equity
Common stock (no par value)	4,223	2,397
Retained Earnings	83,890	81,280
Unearned Compensation	(15)	(27)
Accumulated other comprehensive loss	(9,023)	(76)
Total shareholders' equity	79,075	83,574
Total liabilities and shareholders' equity	$1,162,672	$1,268,595

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